UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2021

Synaptogenix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-249434	46-1585656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor
New York, New York 10036
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (973) 242-0005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan

On April 7, 2021, Synaptogenix, Inc. (“we,” “us” and “our”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, our stockholders approved an amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan (the “Plan”). The Plan was amended to increase the total number of shares of our common stock, par value $0.0001 per share (the “Common Stock”), authorized for issuance thereunder from 1,000,000 shares of Common Stock to an aggregate of 2,500,000 shares of Common Stock.

A detailed summary of the amendment to the Plan is set forth in our Definitive Proxy Statement on Schedule 14A for the Special Meeting filed with the U.S. Securities and Exchange Commission on March 12, 2021 (the “Proxy Statement”) under the caption “Proposal No. 2 – Approval of an Amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan.” The foregoing description of the amendment to the Plan does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the amendment to the Plan, which is filed hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Special Meeting, the holders of 9,931,549 shares of our Common Stock, or approximately 70.78% of our outstanding shares of Common Stock, were present at the Special Meeting or represented by proxy and, therefore, a quorum was present. At the Special Meeting, our stockholders considered three proposals, which are described briefly below and in more detail in the Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1 – Board Authorization to Effect a Reverse Stock Split

Our stockholders voted to authorize our board of directors (the “Board”) to effect one reverse stock split of our outstanding shares of Common Stock, at any ratio between 1-for-1.5 and 1-for-20, at such time as our Board shall determine, in its sole discretion, before December 31, 2022.

Shares Voted For	Shares Voted Against	Abstentions
9,038,788	886,496	6,264

Proposal 2 – Approval of Amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan

Our stockholders voted to approve an amendment to our Plan to increase the total number of shares of Common Stock authorized for issuance thereunder from 1,000,000 shares of Common Stock to an aggregate of 2,500,000 shares of Common Stock by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
7,678,240	314,493	42,674

Proposal 3 – Approval of an Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies

Our stockholders voted to approve an adjournment of the Special Meeting, in the event that there were insufficient votes to approve Proposal No. 1 or Proposal No. 2, to allow the Board to solicit additional proxies in favor of Proposal No. 1 or Proposal No. 2 by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
9,075,806	818,051	37,691

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Amendment to the Synaptogenix, Inc. 2020 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTOGENIX, INC.

Date: April 8, 2021	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer